Exhibit 10.24
CONSULTING AGREEMENT
This CONSULTING AGREEMENT is made effective as of the date set forth below by and between Houston Pharmaceuticals, Inc. (“HPI”) (referred to as “Consultant”) and Moleculin Biotech, Inc. (the “Company”).
Recitals
A. Consultant has certain expertise related to the Company’s operations.
B. The Company desires to obtain the consulting services of the Consultant and the Consultant desires to provide such services in accordance with the terms hereof.
Agreement
NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereby agree as follows:
1.Engagement. The Company hereby retains the Consultant to provide the Company with the consulting services set forth on Schedule A (the “Services”), and the Consultant hereby agrees to perform the Services, on the terms and conditions hereinafter set forth herein, including in Schedule A. The Consultant shall perform the Services in a timely and professional manner consistent with industry standards.
2.Fees and Expenses.
(a) This Agreement shall begin on the date hereof, and shall terminate on the earlier of 1) the date either party terminates this Agreement upon 10 days’ notice or 2) on the 2nd anniversary of the date hereof (the “Term”), with the following payments to the Consultant: a) $43,500 payable within 45 days after each calendar quarter during the Term beginning for the first calendar quarter in 2020 and b) upon execution of this agreement $50,000 for a nonrefundable retainer. The Consultant shall maintain records of all time devoted to providing the Services and shall make such records available to the Company upon request.
(b) The Company shall reimburse the Consultant for all reasonable and necessary out-of-pocket expenses incurred by the Consultant in connection with providing the Services, including, without limitation, travel, telephone, facsimile, mail, and printing expenses; provided that the Company’s prior written consent shall be required for any expenses in excess of $500. All such expenses shall be reasonably documented in accordance with the Company’s expense reimbursement policies and in no event shall the Company be required to reimburse the Consultant with respect to general, administrative or other overhead expenses.
3.Ownership of Intellectual Property.
Confidential Information

        (a) The Consultant acknowledges that no license, right, or other indicia of ownership relating to any proprietary rights of the Company shall be granted or transferred by the Company to the Consultant by virtue of any provision of this Agreement or the performance of the Services as contemplated hereunder. The Consultant further acknowledges that all services and work performed by the Consultant (or any employees, consultants or agents of Consultant) under this Agreement are works produced for hire and constitute the sole and exclusive property of the Company and do not constitute any work or work product, in any way, covered by the Rules and Regulations contained in Section 18 below. In furtherance thereof, the Consultant hereby assigns to the Company all proprietary rights, including, without limitation, to all patents (and applications therefor), copyrights, trade secrets and trademarks the Consultant might otherwise have, by operation of law or otherwise, in all inventions, discoveries, creations, properties, works, ideas, information, laboratory notebooks, knowledge and data developed, reduced to practice or otherwise identified in connection with or related to the Consultant’s access to Confidential Information (as defined below) or performance of the Services as contemplated hereunder or the performance of any prior services to the Company. The Consultant further agrees to execute and deliver any additional documents, instruments, applications, oaths or other writings necessary or desirable to further evidence the assignment described in this Section 3 (“Supporting Documents”). If the Consultant fails or refuses to execute or deliver any Supporting Documents, the Consultant hereby agrees, for itself, and for its employees, consultants, agents, successors, assigns, donees, executors, administrators, transferees and personal representatives, to the fullest extent permitted by law, that the Chief Executive Officer of the Company shall be appointed, and the same is hereby irrevocably appointed, such Consultant’s attorney-in-fact with full authority to execute Supporting Documents and perform all other acts necessary to further evidence such assignment. The Consultant represents that it has the authority to assign the foregoing rights to the Company and that such an assignment does not violate any guidelines, policies, or other requirements imposed on such Consultant by any entity, if applicable.
(b) The Consultant shall not perform any Services during the time that the Consultant is required to devote to any third party. The Consultant shall not use the funding, resources or facilities of any third party to perform the Services and shall not perform any Services in any manner that would give any third-party rights to the product of such work.
4.Confidential Information.
(a) The Consultant shall not disclose to any third party or use for any purposes other than the performance of the Services any Confidential Information (as defined below), without Company’s prior written consent. The Consultant shall treat the Confidential Information as it would treat its own most proprietary and confidential information, but in no event shall it use less than a reasonable degree of care. The Consultant shall be responsible for entering into similar confidentiality arrangements or agreements with its managers, officers, employees, agents and advisors (collectively, “Representatives”) who need to know such Confidential Information, and who agree to use such information solely) for the purpose of providing the Services. Consultant shall be responsible for any breach of this agreement by any of its Representatives. The Company acknowledges that Consultant provides services to other companies and that for the purpose of this Agreement the term Confidential Information shall only include Moleculin’s Confidential Information and not any information belonging to any other companies. The obligation of non-disclosure and non-use shall not apply to the following:
(i) information, which at the time of disclosure hereunder, is generally available to the public;
(ii) information, which after disclosure hereunder, becomes generally available to the public, except through the Consultant’s breach of this Agreement;
(iii) information that becomes available to the Consultant from a third party that is not legally prohibited from disclosing such information, provided such information was not acquired directly or indirectly from the Company; and
(iv) information, to the extent that it is required to be disclosed by lawful subpoena, court order or written demand of a federal or state governmental agency, of which the Consultant will immediately notify the Company giving Company an opportunity to object and/or seek confidential treatment.
(b) All Confidential Information, however, and wherever produced, including, without limitation, Confidential Information stored in computer databases or by other electronic means, shall be and remain the sole property of the Company. At any time upon the request of the Company, or without such request upon termination of the Consultant’s role as a consultant to the Company for whatever reason, such Consultant shall deliver to the Company (without retaining any electronic or physical copies, extracts, or other reproductions) or destroy immediately upon the Company’s request all documents and electronic storage devices that contain Confidential Information and that are in such Consultant’s possession or subject to his or its control, including, without limitation, any and all records, drawings, notebooks, memoranda, and computer diskettes. In addition, the Consultant shall return to the Company any equipment, tools, or other devices owned by the Company and in such Consultant’s possession.
(c) “Confidential Information” means any and all oral, written, tangible and/or intangible technical, scientific, financial, business and/or other information and/or trade secrets of the Company (including any information developed by the Consultant, which is the property of the Company under Section 3 in connection with this Agreement) that is confidential, proprietary and/or not generally available outside of the Company including, without limitation, (i) confidential and proprietary information supplied by the Company to the Consultant (whether or not marked “Confidential” or the equivalent thereof), (ii) the Company’s marketing and customer support strategies, financial information (including sales, costs, profits and pricing methods), internal organization, employee information and customer lists and other data and information relating to the business of the Company, (iii) the Company’s technology, including without limitation discoveries, inventions, research and development efforts, data, physical and chemical formulations, formulation techniques, compound characteristics, product specifications, manufacturing processes and operations, compositions, analytical methodology, safety and efficacy data, and testing data, patents, patent applications, trademarks, trade secrets, processes, programs, formulas, methods, products, know-how and show-how,  (iv) all derivatives, improvements, additions, modifications and enhancements to any of the above, (v) information of third parties as to which the Company has an obligation of confidentiality or a duty to use such information only for certain limited purposes, and (vi) the terms of this Agreement.
(d) During the term of this Agreement, the Consultant agrees to properly protect any proprietary information or trade secrets of such Consultant’s former or concurrent consultees, employers or companies (or those of its respective employees or principals), if any, and agrees not to bring onto the premises of the Company any unpublished documents or any property belonging to such persons or companies unless consented to in writing (which consent shall be provided to the Company in advance) by those persons or companies. The Consultant further recognizes that the Company has received and, in the future, will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. The Consultant agrees, both during the term of the Consultant’s engagement and thereafter, to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with the Company’s agreement with the third party) or use it for the benefit of anyone other than the Company or such third party (consistent with the Company’s agreement with the third party).
5.Company Policies. If, at any time, the Consultant is required to work at any of the Company’s premises or use any of its equipment, the Consultant will comply with all relevant health, safety and security regulations and related instructions issued by the Company. By executing this Agreement, the Consultant acknowledges that it has received and reviewed the Company’s Code of Business Conduct and Ethics and the Company’s Anti-Bribery Compliance Policy, and that it agrees to comply with the provisions and restrictions set forth therein.
6.Term and Termination.
(a) This Agreement shall be effective as of the date stated above and shall continue until the end of the Term.
(b) Promptly after the termination or expiration of this Agreement, the Consultant shall return to the Company all whole and partial copies and derivatives of Confidential Information and other materials belonging to the Company that are in such Consultant’s possession or under such Consultant’s direct or indirect control.
(c) The provisions of Sections 3, 4, and 6 shall survive the expiration or earlier termination of this Agreement.
7.Conflicts of Interest. The Consultant hereby represents and warrants that he or it is not a party to any existing agreement that will be breached by such Consultant’s performance of the Services or that conflict with the terms of this Agreement. During the Term, if the Consultant intends to enter into any activity, employment, or business arrangement that is in conflict with the Company’s interests in the cancer drug area or such Consultant’s obligations under this Agreement, then such Consultant agrees to notify the Company thereof prior to implementation and the Company shall have the right either (a) to approve such Consultant’s plans thereby waiving any conflict or (b) to terminate this Agreement immediately upon written notice to such Consultant.
8.Waiver. A party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy, does not constitute a waiver of such provision, right or remedy, or prevent such party thereafter from enforcing any or all provisions and exercising any or all other rights and remedies. The exercise of any right or remedy does not constitute an election or prevent the exercise of any or all rights or remedies, all rights and remedies being cumulative.
9.Notice. Any and all notices referred to herein shall be sufficient if furnished in writing and delivered by hand, by overnight delivery service maintaining records of receipt, to the respective parties at the following addresses:
If to the Company:

Moleculin Biotech, Inc.
5300 Memorial Drive, suite 950
Houston, Texas 77007
Attn: CFO
Phone: 713-300-5160

If to the Consultant: To the address set forth on the signature page hereto.

or to such other address or addresses as either party may from time to time designate by notice given as aforesaid. Notices shall be effective when delivered.
10.Assignment. The Consultant shall not assign or transfer its interest or obligations under this Agreement, in whole or in part, without the prior written consent of the Company and any such assignment contrary to the terms hereof shall be null and void and of no effect. The Company may assign all its rights and liabilities under this Agreement to any of its affiliates or to a successor to all or a substantial part of its business or assets without the consent of the Consultant. The Consultant shall not subcontract any portion of the Services without the Company’s prior written consent.
11.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the choice of law provisions thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Houston, Texas, for the adjudication of any dispute pursuant to this Agreement.
12.Entire Agreement. This Agreement constitutes, on and as of the date hereof, the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entireties. This Agreement shall not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.
13.Independent Contractors. The Consultant is engaged as an independent contractor and not as an employee of the Company. The Consultant is providing the Services solely at its own direction and under its own supervision. Nothing herein shall be construed as creating an employer/employee relationship between Company and the Consultant or placing the parties in a partnership or joint venture relationship. The Consultant shall have absolutely no authority to bind, commit or otherwise obligate the Company in any way whatsoever nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing an agency, partnership, employer/employee or joint venture relationship between the parties hereto.
14.Taxes. The Consultant shall pay and report all applicable local, state and federal taxes and insurance in connection with the Consultant’ receipt of payments under this Agreement. The Consultant further agrees to maintain workers’ compensation insurance in the amount required by the laws of the state in which the Consultant’s employees performing the Services are located. The Consultant shall provide the Company with a completed IRS Form W-9, including his or her United States Tax Identification Number (TIN) upon execution of this Agreement. The Company shall provide the Consultant with an Internal Revenue Service (IRS) Form 1099 in connection with the performance of the Services.
15.No Debarment. The Consultant represents and agrees that neither the Consultant nor any of the Consultant’s employees, consultants or agents, if applicable, has been debarred by the FDA and that no FDA debarred person will, in the future, be employed or engaged by the Consultant in connection with the Services. The Consultant further agrees that the Consultant will notify Company immediately in the event of any debarment or threat of debarment occurring during the period in which the Consultant is performing Services or thereafter.
16.No Violation. The Consultant shall perform the Services in compliance with applicable federal, state, and local laws and regulations. The Consultant represents to the Company that its execution and performance of this Agreement does not violate any agreement, or other ethical policies, rules, or regulations to which the Consultant is subject or represents a conflict of interest.
17.Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one agreement binding on the parties hereto. Copies of original signature pages sent by facsimile and/or PDF shall have the same effect as signature pages containing original signatures.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.
Houston Pharmaceuticals, Inc.
By: /s/ Teresa Szwarocka-Priebe, Ph. D

Name:  Teresa Szwarocka-Priebe
Date: March 16, 2020
Moleculin Biotech, Inc.
By: /s/ Jonathan P. Foster
Name: Jonathan P. Foster
Title: EVP & Chief Financial Officer
             Date: March 16, 2020

Schedule A
Services
Research as directed by our Chief Science Officer on the Company's licensed molecules.